As Filed With The Securities and Exchange Commissionon on February 7, 2008
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            SANOOK ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

           NEVADA                               7999                        20-5632527
(State or Other Jurisdiction of      (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or Organization)       Classification Code Number)       Identification No.)

                                   28/14 Moo 3
                                Bophut, Koh Samui
                           Suratthani, Thailand 84320
                            Telephone 1-800-915-0403
                            Facsimile 1-800-915-0403
   (Address and telephone number of registrant's principal executive offices)

                     Law Office of Michael M. Kessler, P.C.
                       3436 American River Drive, Suite 11
                              Sacramento, CA 95864
                            Telephone (916) 239-4000
                            Facsimile (916) 239-4008
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

         Large accelerated filer [ ]        Accelerated Filer [ ]

         Non-accelerated filer   [ ]        Smaller reporting company [X]

                       CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed       Proposed
  Title of                             maximum         maximum
 securities           Amount           offering       aggregate      Amount of
   to be              to be            price per      offering     registration
 registered         registered         share (2)       price           fee (1)
--------------------------------------------------------------------------------
Common Stock         4,000,000           $.01         $40,000          $1.57
================================================================================
(1) This is an initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $.001 per share.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                            SANOOK ENTERPRISES, INC.
                        4,000,000 SHARES OF COMMON STOCK
                                 $.01 PER SHARE

This is the initial offering of Common stock of Sanook Enterprises and no public market exists for the securities being offered. Sanook Enterprises is offering for sale a total of 4,000,000 shares of its Common Stock on a "self-underwritten", best effort, all-or-none basis. The shares will be offered at a fixed price of $.01 per share for a period not to exceed 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction, however there is no assurance we will be able to do so. See "Use of Proceeds" and "Plan of Distribution".

Sanook Enterprises is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
--------------------------------------------------------------------------------
Common Stock           $.01           $40,000            $0            $40,000
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY OF PROSPECTUS ....................................................  3
     General Information about Our Company ...............................  3
     The Offering ........................................................  3
RISK FACTORS .............................................................  4
RISKS ASSOCIATED WITH OUR COMPANY ........................................  4
RISKS ASSOCIATED WITH THIS OFFERING ......................................  8
USE OF PROCEEDS .......................................................... 11
DETERMINATION OF OFFERING PRICE .......................................... 11
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES ............................ 11
PLAN OF DISTRIBUTION ..................................................... 12
     Offering will be Sold by Our Officer and Director ................... 12
     Terms of the Offering ............................................... 13
     Deposit of Offering Proceeds ........................................ 13
     Procedures for and Requirements for Subscribing ..................... 13
DESCRIPTION OF SECURITIES ................................................ 14
INTEREST OF NAMED EXPERTS AND COUNSEL......................................14
DESCRIPTION OF OUR BUSINESS .............................................. 15
     General Information ................................................. 15
     Industry Background ................................................. 15
     Principal Products and Their Markets ................................ 15
     Distribution Methods ................................................ 18
     Status of Any Publicly Announced New Products ....................... 18
     Competition ......................................................... 18
     Sources and Availability of Products ................................ 18
     Dependence on One or a Few Major Customers .......................... 19
     Patents and Trademarks .............................................. 19
     Need for Any government Approval of Principal Products .............. 19
     Government and Industry Regulation .................................. 19
     Research and Development Activities ................................. 19
     Environmental Laws .................................................. 19
     Employees and Employment Agreements ................................. 19
DESCRIPTION OF PROPERTY .................................................. 19
LEGAL PROCEEDINGS ........................................................ 19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ................. 20
FINANCIAL STATEMENTS ..................................................... 21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION ................ 22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE..................................................... 26
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON ................. 26
EXECUTIVE COMPENSATION ................................................... 27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT ............ 29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ........................... 29
INDEMNIFICATION .......................................................... 30
AVAILABLE INFORMATION .................................................... 30

                            SANOOK ENTERPRISES, INC.
                                   28/14 MOO 3
                                BOPHUT, KOH SAMUI
                           SURATTHANI, THAILAND 84320

                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Sanook" are to Sanook Enterprises, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Sanook Enterprises was incorporated in the State of Nevada on September 28, 2006. We were formed to market golf travel packages in Thailand. Sanook will recommend golf packaged tours at any of the golf Thailand destinations, or create a custom package tour for the client, combining two, or more locations if desired. We initially plan to market our golf packages to North America via a website, direct mail and through relationships that our Director, Robin Mulholland has developed from his years of experience in the golf industry.

We are a development stage company and have not yet opened for business or generated any revenues. Our limited start-up operations have consisted of the formation of our business plan and identification of our target market. Per our business plan we anticipate sales to begin in April 2008. Currently our President devotes approximately 10 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash balance of $11,380, consisting of $12,000 generated from the issuance of shares to our director less costs incurred to date.

Our administrative offices are currently located at the premises of our President, Robin Mulholland, which he provides to us on a rent free basis at 28/14 Moo 3, Bophut, Koh Samui, Suratthani, Thailand, 84320. We plan to use these offices until we require larger space. Our registered statutory office is located at 711 S. Carson Street, Suite 4, Carson City, Nevada 89701. Our fiscal year end is April 30.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:         4,000,000 shares of common stock, par value
                                  $.001.

Offering Price per Share:         $.01

Offering Period:                  The shares are being offered for a period not
                                  to exceed 180 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company:      $40,000

Use of Proceeds:                  We intend to use the proceeds to expand our
                                  business operations.

Number of Shares Outstanding
Before the Offering:              6,000,000

Number of Shares Outstanding
After the Offering:               10,000,000

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

ROBIN MULHOLLAND, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 10 HOURS PER WEEK TO COMPANY MATTERS. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to be June 2008. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Robin Mulholland. While he has business experience including management and accounting, he does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in September 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL ALL OF THE SHARES IN THIS OFFERING AND RECEIVE ALL OF THE PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of his shares. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet sold any of our golf travel packages and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE PUBLIC'S ACCEPTANCE OF OUR GOLF TRAVEL PACKAGES. IF THE PUBLIC DOESN'T FIND OUR PACKAGES DESIRABLE AND SUITABLE FOR PURCHASE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to develop golf travel packages that the public finds desirable and willing to purchase is critically important to our success. We cannot be certain that the packages that we will be offering will be appealing to public and as a result there may not be any demand for these packages and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change our packages in the future that the public's demand for these new offering will develop and this could adversely affect our business and any possible revenues.

THE LOSS OF THE SERVICES OF ROBIN MULHOLLAND COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR GOLF TRAVEL PACKAGES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Robin Mulholland. Mr. Mulholland has extensive contacts and experience in the golf industry and we are dependent on his abilities to develop and market our golf travel packages. If he were unable to perform his services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our golf travel packages. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE GOLF TRAVEL INDUSTRY IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP AND MARKET A DESIRABLE OFFERING OF GOLF TRAVEL PACKAGES THAT THE PUBLIC IS WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The golf travel industry is intensely competitive. We will compete against a number of large well-established companies with greater name recognition, a more comprehensive offering of services, and with substantially larger resources than ours; including financial and marketing. In addition to these large competitors there are numerous smaller operations that have developed and are marketing golf travel services. Our competitors include, by way of example, golfasian.com, thailandgolfholidays.com and golforient.com. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this highly competitive industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE GOLF TRAVEL INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT OR TRADEMARK PROTECTION FOR OUR PROPOSED GOLF TRAVEL PACKAGES, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe our golf travel packages are unique and desirable; however, we currently have no patents or trademarks for our packages or brand name. As business operations become established, we may seek such protection; however, we currently have no plans to do so. Since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, golf travel package information or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

WEATHER CONDITIONS CAN AFFECT THE GOLF TRAVEL INDUSTRY WHICH COULD REDUCE THE AVAILABILITY OF OUR SERVICES AND LIMIT OUR PROPOSED SALES AND REVENUE.

Weather conditions, such as rain, may affect the time available for the use of our services. The rainy season in Thailand is from June through to September. It can vary on the location, Samui is 0ctober, November and half of December. Most days there are downpours, and the timing is unpredictable, but they tend to last not more than an hour. However, the rain very rarely leads to abandonment of the game, and after taking some shelter, the game can be resumed as the courses dry out remarkably quick. If our available days on the golf course are reduced, we may not be able to schedule enough of our packages to be profitable, which could adversely affect our operating results.

OUR BUSINESS OPERATIONS COULD BE SEVERELY IMPACTED OR SHUT DOWN AS A RESULT OF POLITICAL OR ECONOMIC INSTABILITY AND/OR TERRORIST ACTIVITIES, WHICH COULD RESULT IN A TOTAL LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The terrorist situation in southern Thailand has worsened, the government has issued statements with concerns that the violence is expected to intensify in the south after recent Muslim deaths amid a violent backlash from militants. Tight control by the government helps to limit internal interracial tensions, however, any terrorist or threatened terrorist activities in or near where we offer our travel packages could severely restrict our business operations and reduce possible revenues. At this time, there are no threats or pending threats to the areas where we plan to conduct our operations or where the courses are located. Any adverse changes to the current economy, political climate, currency, environment for foreign businesses or security could result in the closure of our business and loss of revenues, which would result in a total loss of your investment.

WE ARE SUBJECT TO THE MANY RISKS OF DOING BUSINESS INTERNATIONALLY, INCLUDING BUT NOT LIMITED TO THE DIFFICULTY OF ENFORCING LIABILITIES IN FOREIGN JURISDICTIONS.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. In addition, we are registered as a foreign corporation doing business in Thailand and are subject to the local laws of Thailand governing investors' ability to bring actions in foreign courts and enforce liabilities against a foreign private issuer, or any person, based on U.S. federal securities laws. Generally, a final and conclusive judgment obtained by investors in U.S. courts would be recognized and enforceable against us in the Thai courts having jurisdiction without reexamination of the merits of the case.

Since our officer and director resides outside the United States, substantially all or a portion of his assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon him or to enforce against him judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

BECAUSE WE OPERATE IN A FOREIGN COUNTRY, OUR BUSINESS IS SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

A portion of our business will be conducted in a currency other than the U.S. Dollar, however, the Thai Baht has traded in a fairly narrow range over the past several years, so we currently only have limited exposure to exchange rate fluctuations. At some point in the future, the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis - possibly caused by a revaluation of the Chinese Renminbi - could cause a major shift in the exchange rate, as could a dramatic collapse of the US dollar. If in the future, there are much wider fluctuations in the exchange rate, we may attempt to reduce our transaction and translation gains and losses associated with converting foreign currency into U.S. Dollars by entering into foreign exchange forward contracts to hedge certain transaction and translation exposures.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING ALL OF THE SHARES AND RECEIVING ALL OF THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sanook Enterprises or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholder acquired his shares at a cost of $.002 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.01 you pay for them. Upon completion of

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
the offering, the net tangible book value of your shares will be $.005 per share, $.005 less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD HOWEVER THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTOR WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officer and director will own 60% of our common stock. Due to the controlling amount of his share ownership, he will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $7,100 cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                                 USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $40,000. We expect to disburse the proceeds from this offering in the priority set forth below, within the first 12 months after successful completion of this offering:

                Proceeds to Us:                         $40,000
                                                        -------
                Advertising and Marketing                 7,500
                Website design                            2,500
                Equipment                                 5,000
                Accounting, Auditing and Legal           10,000
                Office and Administration                 5,000
                Working Capital                          10,000
                                                        -------

                Total Net Proceeds                      $40,000
                                                        =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of November 30, 2007, the net tangible book value of our shares was $11,380 or approximately $.0019 per share, based upon 6,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $40,000, the net tangible book value of the 10,000,000 shares to be outstanding will be $51,380, or approximately $.005 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (6,000,000 shares) will be increased by $.003 per share without any additional investment on his part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.01 per Share) of $.005 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.005 per share, reflecting an immediate reduction in the $.01 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 60% of the total number of shares then outstanding, for which he will have made a cash investment of $12,000, or $.002 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 40% of the total number of shares then outstanding, for which they will have made a cash investment of $40,000, or $.01 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to November 30, 2007:

     Price Paid per Share by Existing Shareholder                  $ .002
     Public Offering Price per Share                               $ .01
     Net Tangible Book Value Prior to this Offering                $ .0019
     Net Tangible Book Value After this Offering                   $ .005
     Increase in Net Tangible Book Value per Share Attributable
      to cash payments from purchasers of the shares offered       $ .002
     Immediate Dilution per Share to New Investors                 $ .005

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                       Total
                        Price        Number of      Percent of     Consideration
                      Per Share     Shares Held     Ownership          Paid
                      ---------     -----------     ---------          ----
     Existing
     Stockholder       $ .002        6,000,000         60%            $12,000

     Investors in
     This Offering     $ .01         4,000,000         40%            $40,000

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Robin Mulholland, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

He will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d.   Our officer and our director meets the conditions of paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i)
          (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $40,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Sanook Enterprises, Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholder will own 60% of our outstanding shares and the purchasers in this offering will own 40%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statement for the period from inception to August 31, 2007, included in this prospectus has been audited by Chang G. Park, CPA. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing. The reviewed financial statements for the 3 months ended November 30, 2007, prepared by the company, are also included in this prospectus.

The law offices of Michael M. Kessler, Esq., 3436 American River Drive, Suite 11, Sacramento, California 95864, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

                           DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Sanook Enterprises, Inc. was incorporated in the State of Nevada on September 28, 2006. We were formed to market golf vacation packages to Thailand. The company was incorporated by our director.

We are still in the development stage; have not yet commenced business operations; and we have generated no revenues. In August 2007, we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

INDUSTRY BACKGROUND

"Taking a golf vacation used to mean either barnstorming with your pals or getting away with your spouse to an all-inclusive resort." According to Travel and Leisure Golf Magazine, (September 2007 issue) "as luxury travel becomes more tailored to individual (and expanding) tastes, tour operators are increasingly offering golfers customized itineraries around the globe. Tour companies are designing golf and cultural trips in countries seldom associated with the game."

Thailand, one the most fascinating and exotic tourist destinations in the world, is gaining a deserved reputation for providing unique golf vacations. Golf is played in an exclusive and special atmosphere, where a culture has remained undiluted over the centuries. With excellent and modern facilities, infrastructure and roads, Thailand's golf club facilities are superior to many of their European counterparts. The courses are superbly maintained and manicured, with impressive clubhouses offering excellent facilities.

With nearly 200 golf courses, with the majority being located in the most popular tourist destinations - Bangkok, Pattaya, Hua Hin, Phuket, and Chiang Mai
- golf in Thailand has been one of Asia's best kept secrets. Many have been designed by professionals like Jack Nicklaus, Nick Faldo, Gary Player, Greg Norman, Pete Dye, and Robert Trent Jones.

With the large number of golf courses dispersed throughout the country, the courses are rarely overcrowded. Bangkok alone has 60 golf courses to choose from in the city and surrounding areas. Depending on their requirements, there are a number of choices where a golfer can base themselves for their vacation. From playing golf in the bustling city-atmosphere of Bangkok, to relaxing and enjoying the beautiful beaches and golf in Phuket and Koh Samui.

PRINCIPAL PRODUCTS AND SERVICES AND THEIR MARKETS

Our business plan is to first concentrate our packages on 3 popular locations where our director has experience and contacts. We will have pre-packaged tours for clients to choose from at these destinations, or we can create a custom package tour, combining two, or more locations if desired. In each area our basic packages will quote 3 courses and 3 hotels, based on low, medium and high cost offerings. The first 3 areas we will concentrate on are:

BANGKOK

Bangkok, the capital of Thailand, is the 22nd most populous city in the world. It has long been the gateway to Asia for foreign interests seeking new markets. The city is a major economic and financial center of Southeast Asia. It has one of the fastest rates in the world for construction of high rise buildings. The city's wealth of cultural sites makes it one of the world's most popular tourist destinations.

Bangkok offers the highest density of golf courses and world-class spa and hotel accommodations in Thailand. Excellent restaurants offering foods from every part of the world are in abundance. It is also a great place for sightseeing. A multitude of Buddhist temples (WAT), the most magnificent ones being WAT PHRA KHEAW (Temple of the Emerald Buddha), WAT BENCHAMABOPIT (Marble Temple) and WAT ARUN (Temple of Dawn) near the majestic CHAO PHRAYA River.

It is our plan to offer the following course selections and hotels in Bangkok:

Courses:

Lakewood Golf & Country Club        www.lakewoodcountryclub.co.th

Thana City Golf & Country Club      www.golf.tnet.co.th/thanacity

Green Valley Country Club           www.greenvalleybangkok.com

Hotels:

Silom Serene                        www.silom-serene.com

Amari Boulevard Hotel               www.amari.com
                                    www.amari.com/boulevard/
Sheraton Grande Sukhumvit           www.sheraton.com
                                    www.starwoodhotels.com/luxury/property/
                                    overview/index.html?propertyID=357

PHUKET

An hour's flight from Bangkok lies Phuket - Asia's most popular beach destination. This "Dream Island" is known for its tropical palm-fringed beaches, unique limestone caves and formations in picturesque Phang Nga Bay, top hotels and terrific golf courses. Phuket offers world class diving in the Andaman Sea, golf at world-standard championship courses and eco-adventures in tropical forests. Phuket also has a vibrant nightlife in Patong Beach and many excellent restaurants.

It is our plan to offer the following course selections and hotels in Phuket:

Courses:

Blue Canyon Country Club            www.bluecanyonclub.com

Loch Palm Golf Club                 www.lochpalm.com

Phuket Country Club                 www.phuketcountryclub.com

Hotels:
Central Karon Beach Resort          www.centralhotelsresorts.com
                                    www.centralhotelsresorts.com/hotels.asp
Amari Coral Beach Resort            www.amari.com
                                    www.amari.com/coralbeach/
Le Royal Meridian Phuket            www.sheraton.com
Yacht Club                          www.starwoodhotels.com/lemeridien/property/
                                    overview/index.html?propertyID=1849

KOH SAMUI

Koh Samui, the beautiful island of the coconut trees, is the third largest Thai island. It is located approximately 320 miles south of Bangkok. The island has several well known beaches and also has many sister islands including Koh Tao, one of the top diving islands in Asia. Koh Samui offers a peaceful and relaxing golf vacation in a more secluded setting. There is a vast selection of interesting places to visit and sights to see including ancient Buddha images and modern, colorful temples. The white sandy beaches are fringed with coconut palms; with top hotels located close by. Koh Samui also offers many unique dining experiences, including fresh seafood dishes and a variety of seasonal tropical fruits. The island is now host to a championship standard course in Santiburi Samui Country Club, which has stunning views of the ocean and sister island Koh Phangan and is earning the distinction as one of the top Thailand golf courses. It also has a beautiful 9 hole par three course, Bophut Hills and another stunning championship course in the hills of Chewang and Lamai with stunning ocean views, Royal Samui Golf, will be completed end of 2008.

It is our plan to offer the following course selection and hotels in Koh Samui:

Course:

Santiburi Golf Resort              www.santiburi.com/HomeGolf.asp

Hotels:

Santiburi Resort                   www.santiburi.com
                                   www.santiburi.com/index.asp

Central Samui Beach Resort         www.centralhotelsresorts.com/samui-hotels.asp

Amari Palm Reef Resort and Spa     www.amari.com
                                   www.amari.com/palmreef/

Our director is familiar with the country's best courses and will make recommendations in accordance with a client's expectations, playing abilities and budget, guaranteeing the best value for the money.

We will work with each client to compile their itinerary as per the client's requirements. This will include:

     *    Air/Land Transfers & Transportation within Thailand
     *    Hotel Accomodations
     *    Golf Tee Times

We can also assist with recommendations for sightseeing excursions or whatever else the client might desire.

Our target market for our services is current golfers in North America. We will utilize our website as a focal point in our marketing efforts. In the future we may advertise in golf publications, develop marketing brochures for use in direct mail campaigns and attend golf trade shows and conventions.

DISTRIBUTION METHODS

We initially plan to market to golfers utilizing our website.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

We expect to face significant competition in the golf tourism industry. This would include traditional travel agencies, internet travel sites and established golf tourism companies. Many of these competitors have greater financial, marketing and other resources, as well as more experience in the golf tourism industry.

We cannot guarantee that we will be able to compete effectively and because we have not yet begun operations we do not have a competitive position relative to these other companies. Our competitors include golfasian.com, thailandgolfholidays.com and golforient.com. Once we launch operations we hope to compete on the basis of price, quality and personalized service. Our operations and our ability to generate revenues will be harmed if we are unable to establish a reputation as a provider of quality golf tourism services.

SOURCES AND AVAILABILITY OF PRODUCTS

There are numerous golf courses and hotels in Thailand. As discussed in the Description of Business section of this prospectus we anticipate utilizing many different courses and hotels based upon the requirements of the individual traveler.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our services, we will not rely on one or few major customers.

PATENTS AND TRADEMARKS

We do not have, nor do we intend to apply for in the near future, any patents or trademarks. We will assess the need for any patents or trademarks on a continuing basis.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for our services.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, our executive officer, Robin Mulholland who currently devotes 10 hours a week to our business and is responsible for the primary operation of our business. There are no formal employment agreements between the company and our current employee.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently operating out of the premises of our President, Robin Mulholland on a rent free basis during our development stage. The office is at 28/14 Moo 3, Bophut, Koh Samui, Suratthani, Thailand 84320. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.

                              FINANCIAL STATEMENTS

Our fiscal year end is August 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, September 28, 2006, to August 31, 2007 and the reviewed financials for the 3 months ended November 30, 2007 immediately follow.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception and have incurred $852 in miscellaneous expenses through November 30, 2007.

The following table provides selected financial data about our company for the period from the date of incorporation through November 30, 2007. For detailed financial information, see the financial statements included in this prospectus.

                 Balance Sheet Data:                11/30/2007
                 -------------------                ----------

                 Cash                                $ 11,380
                 Total assets                        $ 11,380
                 Total liabilities                   $    232
                 Shareholders' equity                $ 11,148

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

GOING CONCERN

In our audited financial statements as of August 31, 2007 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following milestones are estimates only. The working capital requirements and the projected milestones are approximations only and subject to adjustment based on costs and needs. Our 12 month budget is based on minimum operations which will be completely funded by the $40,000 raised through this offering. If we begin to generate profits we will increase our sales activity accordingly. We estimate sales to begin in April and reach a level to sustain daily operations by June. Because our business is client-driven, our revenue requirements will be reviewed and adjusted based on sales. The costs associated with operating as a public company are included in our budget. Management will be responsible for the preparation of the required documents to keep the costs to a minimum. We plan to complete our milestones as follows:

JAN - FEB 2008

Management will concentrate on the completion of the Registration Statement and utilize this time to also begin putting together a database of potential customers. We will hire a website designer to develop a preliminary website at www.thailandgolfcentral.com that we will be able to provide a brief summary of our company and supply potential clients with basic information and contact numbers (estimated cost is $500).

MARCH 2008

Complete our offering. Hire the website designer to expand the preliminary website at www.thailandgolfcentral.com as well as provide search engine optimization for our website domain (estimated cost $500). Contact all hotels and golf courses and transportation companies to establish contract rates and pricing.

APRIL - MAY 2008

We will customize the golf packages offering low, med and high pricing based on the rates established with our golf, hotel and transportation suppliers. Hire website designer to finish the website with the different packages created and payment links and launch to our target market. (estimated cost $1000).

JUNE - AUG 2008

We plan to co ordinate booking requests and packages received with customers to the hotels and courses and transportation companies. Evaluate customer base and demands of different packages and certain hotels and courses. Start direct marketing to golf contacts in Canadian Golf courses via email and mail outs promoting the packages and website www.thailandgolfcentral.com and golf magazines distributed to courses. (Estimated cost $2,500)

SEP - OCT 2008

Make changes to packages as per analysis of demand and feedback from clients. Start to identify courses and hotels in Huan Hin as a golf destination and contact them for pricing. Create packages and pricing for Huan Hin and hire website developer to add Huan Hin details to the website.

NOV - DEC 2008

Coordinating bookings and packages for upcoming peak season; inclusive of January through April.

CRITICAL ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an August 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective September 28, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 13 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) which provides guidance regarding the interaction of SFAS 123 (R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123 (R)`s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term `conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal year beginning after December 15, 2005.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

        Name and Address             Age               Position(s)
        ----------------             ---               -----------

     Robin Mulholland                39           President, Secretary,
     #3 67/5 Soi Mod Yim                          Chief Financial Officer,
     Bophut, Koh Samui                            Chief Executive Officer,
     Suratthani 84320 Thailand                    Sole Director

The person named above has held his offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officer and director is our only officer, director, promoter and control person.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

Mr. Robin Mulholland has been president and CEO and Chairman of the Board of Directors of the company since inception. From January 1993 to December 1997, he was the General Manager of Meadowlands Golf and Country Club, a public golf course in Chilliwack, BC, Canada. From January 1997 to November 2002, he was the General Manager of Tsawwassen Golf and Country Club, a public Golf Course in Delta, BC, Canada. From March 2003 to the present he has been a partner and General Manager in Samui Beach Apartments in Koh Samui, Suratthani, Thailand. From September 2005 to the present he has been owner and managing director of Samui Mulholland Enterprises Co., Ltd.

Mr. Mulholland attended the University of British Columbia and received a Bachelors of Commerce in Finance and Urban Land in 1991.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

                             EXECUTIVE COMPENSATION

Currently, our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------

Robin           2007     0          0           0          0           0            0             0         0
Mulholland,     2006     0          0           0          0           0            0             0         0
President,
CEO, CFO and
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Robin          0              0              0           0           0           0           0            0            0
Mulholland

                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
Robin               0          0           0             0               0              0             0
Mulholland

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have any employment agreements in place with our sole officer and director.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner               Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Robin Mulholland               6,000,000     6,000,000       100%         60%
#3 67/5 Soi Mod Yim
Bophut, Koh Samui
Suratthani 84320 Thailand

All Officers and
 Directors as a Group          6,000,000     6,000,000       100%         60%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 6,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell his shares at any time after this offering is complete.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Robin Mulholland is our sole officer and director. We are currently operating out of the premises of Mr. Mulholland, the officer and director of our Company, on a rent-free basis for administrative purposes. There is no written agreement or other material terms or arrangements relating to said arrangement.

On September 28, 2006 the Company issued a total of 2,500,000 shares of common stock to Mr. Mulholland for cash at $0.002 per share for a total of $5,000.

On May 30, 2007 the Company issued him an additional 3,500,000 shares of common stock for cash at $0.002 per share for a total of $7,000.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

                                 INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q and 8-K, proxy statements, under Sec.14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribed rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

                           Chang G. Park, CPA, Ph. D.
              * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615o
              * TELEPHONE (858) 722-5953 * FAX (858) 408-2695 * FAX
                 (619) 422-1465 * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sanook Enterprises, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Sanook Enterprises, Inc. (A Development Stage "Company") as of August 31, 2007 and the related financial statements of operations, changes in shareholders' equity and cash flows for the year ended August 31, 2007, and for the period from September 28, 2006 (inception) to August 31, 2007. These financial statements are the responsibility of the Company's management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sanook Enterprises, Inc. as of August 31, 2007, and the results of its operation and its cash flows for the year ended August 31, 2007, and for the period from September 28, 2006 (inception) to August 31, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Chang G. Park
------------------------
CHANG G. PARK, CPA

December 13, 2007
San Diego, CA. 91910


        Member of the California Society of Certified Public Accountants
          Registered with the Public Company Accounting Oversight Board

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                      As of
                                                                    August 31,
                                                                      2007
                                                                    --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                              $ 11,380
                                                                    --------
TOTAL CURRENT ASSETS                                                  11,380
                                                                    --------

                                                                    $ 11,380
                                                                    ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                  $    232
                                                                    --------
TOTAL CURRENT LIABILITIES                                                232

TOTAL LIABILITIES                                                        232

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 6,000,000 shares issued and outstanding
   as of August 31, 2007                                               6,000
  Additional paid-in capital                                           6,000
  Deficit accumulated during development stage                          (852)
                                                                    --------
TOTAL STOCKHOLDERS' EQUITY                                            11,148
                                                                    --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                      $ 11,380
                                                                    ========


                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                           September 28, 2006
                                                              (inception)
                                                                through
                                                               August 31,
                                                                  2007
                                                               ----------
REVENUES
  Revenues                                                     $       --
                                                               ----------
TOTAL REVENUES                                                         --

GENERAL & ADMINISTRATIVE EXPENSES                                     852
                                                               ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                              (852)
                                                               ----------

NET INCOME (LOSS)                                              $     (852)
                                                               ==========

BASIC EARNINGS PER SHARE                                       $    (0.00)
                                                               ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                      3,473,373
                                                               ==========


                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
           From September 28, 2006 (Inception) through August 31, 2007
--------------------------------------------------------------------------------

                                                                                           Deficit
                                                                                          Accumulated
                                                                Common      Additional      During
                                                   Common       Stock        Paid-in      Development
                                                   Stock        Amount       Capital         Stage         Total
                                                   -----        ------       -------         -----         -----
BALANCE, SEPTEMBER 28, 2006                             --     $    --       $    --        $    --      $     --

Stock issued for cash on September 28, 2006
 @ $0.002 per share                              2,500,000       2,500         2,500                        5,000

Stock issued for cash on May 30, 2007
 @ $0.002 per share                              3,500,000       3,500         3,500                        7,000

Net loss, August 31, 2007                                                                      (852)         (852)
                                                ----------     -------       -------        -------      --------

BALANCE, AUGUST 31, 2007                         6,000,000     $ 6,000       $ 6,000        $  (852)     $ 11,148
                                                ==========     =======       =======        =======      ========


                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                              September 28, 2006
                                                                 (inception)
                                                                   through
                                                                  August 31,
                                                                    2007
                                                                  --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                               $   (852)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

  Changes in operating assets and liabilities:
     Accounts Payable                                                  232
                                                                  --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES         (620)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES           --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                           6,000
  Additional paid-in capital                                         6,000
                                                                  --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       12,000
                                                                  --------

NET INCREASE (DECREASE) IN CASH                                     11,380

CASH AT BEGINNING OF PERIOD                                             --
                                                                  --------

CASH AT END OF YEAR                                               $ 11,380
                                                                  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                        $     --
                                                                  ========
  Income Taxes                                                    $     --
                                                                  ========

                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2007


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Sanook Enterprises, Inc. (the Company) was incorporated under the laws of the State of Nevada on September 28, 2006. The Company was formed to engage in providing customers with custom golf packages at different locations in Thailand.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an August 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective September 28, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2007


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2007


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 13 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) which provides guidance regarding the interaction of SFAS 123 (R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123 (R)`s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term `conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement
Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal year beginning after December 15, 2005.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2007


NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from September 28, 2006 (inception) to August 31, 2007 and generated a net loss of $852. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $11,380 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 4,000,000 shares for sale at $.01 per share to raise capital of $40,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Robin Mulholland, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

Thus he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Robin Mulholland, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2007


NOTE 6. INCOME TAXES

                                                           As of August 31, 2007
                                                           ---------------------
     Deferred tax assets:
     Net operating tax carryforwards                             $    290
     Other                                                              0
                                                                 --------
     Gross deferred tax assets                                        290
     Valuation allowance                                             (290)
                                                                 --------

     Net deferred tax assets                                     $      0
                                                                 ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of requixred future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of August 31, 2007, the Company has a net operating loss carryforwards of approximately $852. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On September 28, 2006 the Company issued a total of 2,500,000 shares of common stock to one director for cash at $0.002 per share for a total of $5,000.

On May 30, 2007 the Company issued a total of 3,500,000 shares of common stock to one director for cash at $0.002 per share for a total of $7,000.

As of August 31, 2007 the Company had 6,000,000 shares of common stock issued and outstanding.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                 August 31, 2007


NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of August 31, 2007:

     * Common stock, $ 0.001 par value: 75,000,000 shares authorized; 6,000,000 shares issued and outstanding.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                           Balance Sheets (Unaudited)
--------------------------------------------------------------------------------

                                                                     As of             As of
                                                                  November 30,       August 31,
                                                                     2007               2007
                                                                   --------           --------
                                     ASSETS

CURRENT ASSETS
  Cash                                                             $ 11,380           $ 11,380
                                                                   --------           --------
TOTAL CURRENT ASSETS                                                 11,380             11,380
                                                                   --------           --------

                                                                   $ 11,380           $ 11,380
                                                                   ========           ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                 $    232           $    232
                                                                   --------           --------
TOTAL CURRENT LIABILITIES                                               232                232

TOTAL LIABILITIES                                                       232                232

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 6,000,000 shares issued and outstanding
   as of November 30 and August 31, 2007                              6,000              6,000
  Additional paid-in capital                                          6,000              6,000
  Deficit accumulated during development stage                         (852)              (852)
                                                                   --------           --------
TOTAL STOCKHOLDERS' EQUITY                                           11,148             11,148
                                                                   --------           --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $ 11,380           $ 11,380
                                                                   ========           ========


                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                      Statements of Operations (Unaudited)
--------------------------------------------------------------------------------

                                                                                       September 28, 2006
                                                Three Months        Three Months          (inception)
                                                   ended               ended               through
                                                November 30,        November 30,         November 30,
                                                    2007                2006                 2007
                                                 ----------          ----------           ----------
REVENUES
  Revenues                                       $       --          $       --           $       --
                                                 ----------          ----------           ----------
TOTAL REVENUES                                           --                  --                   --

GENERAL & ADMINISTRATIVE EXPENSES                        --                 620                  852
                                                 ----------          ----------           ----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                  --                (620)                (852)
                                                 ----------          ----------           ----------

NET INCOME (LOSS)                                $       --          $     (620)          $     (852)
                                                 ==========          ==========           ==========

BASIC EARNINGS PER SHARE                         $       --          $    (0.00)
                                                 ==========          ==========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                        6,000,000           2,500,000
                                                 ==========          ==========


                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                  Statement of Changes in Stockholders' Equity
          From September 28, 2006 (Inception) through November 30, 2007
--------------------------------------------------------------------------------

                                                                                           Deficit
                                                                                          Accumulated
                                                                Common      Additional      During
                                                   Common       Stock        Paid-in      Development
                                                   Stock        Amount       Capital         Stage         Total
                                                   -----        ------       -------         -----         -----
BALANCE, SEPTEMBER 28, 2006                             --     $    --       $    --        $    --      $     --

Stock issued for cash on September 28, 2006
 @ $0.002 per share                              2,500,000       2,500         2,500                        5,000

Stock issued for cash on May 30, 2007
 @ $0.002 per share                              3,500,000       3,500         3,500                        7,000

Net loss, August 31, 2007                                                                      (852)         (852)
                                                ----------     -------       -------        -------      --------

BALANCE, AUGUST 31, 2007                         6,000,000       6,000         6,000           (852)       11,148
                                                ==========     =======       =======        =======      ========

Net loss,  November 30, 2007                                                                     --            --
                                                ----------     -------       -------        -------      --------

BALANCE, NOVEMBER 30, 2007                       6,000,000     $ 6,000       $ 6,000        $  (852)     $ 11,148
                                                ==========     =======       =======        =======      ========


                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                      Statements of Cash Flows (Unaudited)
--------------------------------------------------------------------------------

                                                                                                   September 28, 2006
                                                                 Three Months      Three Months       (inception)
                                                                    ended             ended             through
                                                                 November 30,      November 30,       November 30,
                                                                     2007              2006               2007
                                                                   --------          --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $     --          $   (620)          $   (852)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:

  Changes in operating assets and liabilities:
    Due to a Director                                                    --               620                 --
    Accounts Payable                                                     --                --                232
                                                                   --------          --------           --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            --                --               (620)

CASH FLOWS FROM INVESTING ACTIVITIES

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES            --                --                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                               --             2,500              6,000
  Additional paid-in capital                                             --             2,500              6,000
                                                                   --------          --------           --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES            --             5,000             12,000
                                                                   --------          --------           --------

NET INCREASE (DECREASE) IN CASH                                          --             5,000             11,380

CASH AT BEGINNING OF PERIOD                                          11,380                --                 --
                                                                   --------          --------           --------

CASH AT END OF YEAR                                                $ 11,380          $  5,000           $ 11,380
                                                                   ========          ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                         $       --          $     --           $     --
                                                                   ==========          ========           ========
  Income Taxes                                                     $       --          $     --           $     --
                                                                   ==========          ========           ========

                       See Notes to Financial Statements

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                          November 30, 2007 (Unaudited)


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Sanook Enterprises, Inc. (the Company) was incorporated under the laws of the State of Nevada on September 28, 2006. The Company was formed to engage in providing customers with custom golf packages at different locations in Thailand.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected an August 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective September 28, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                          November 30, 2007 (Unaudited)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                          November 30, 2007 (Unaudited)


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 13 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending August 31, 2007. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) which provides guidance regarding the interaction of SFAS 123 (R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123 (R)`s implementation challenges for registrants and enhance the information investors receive.

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term `conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement
Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal year beginning after December 15, 2005.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                          November 30, 2007 (Unaudited)


NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from September 28, 2006
(inception) to November 30, 2007 and generated a net loss of $852. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $11,380 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 4,000,000 shares for sale at $.01 per share to raise capital of $40,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Robin Mulholland, sole officer and director of the Company, will provide the Company with use of office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

Thus he may face a conflict in selecting between the Company and his other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Robin Mulholland, sole officer and director of the Company, will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                          November 30, 2007 (Unaudited)


NOTE 6. INCOME TAXES

                                                         As of November 30, 2007
                                                         -----------------------
                                                              (unaudited)
     Deferred tax assets:
     Net operating tax carryforwards                            $    290
     Other                                                             0
                                                                --------
     Gross deferred tax assets                                       290
     Valuation allowance                                            (290)
                                                                --------

     Net deferred tax assets                                    $      0
                                                                ========

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of November 30, 2007, the Company has a net operating loss carryforwards of approximately $852. Net operating loss carryforward expires twenty years from the date the loss was incurred.

NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On September 28, 2006 the Company issued a total of 2,500,000 shares of common stock to one director for cash at $0.002 per share for a total of $5,000.

On May 30, 2007 the Company issued a total of 3,500,000 shares of common stock to one director for cash at $0.002 per share for a total of $7,000.

As of November 30, 2007 the Company had 6,000,000 shares of common stock issued and outstanding.

                            SANOOK ENTERPRISES, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                          November 30, 2007 (Unaudited)


NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of November 30, 2007:

     * Common stock, $ 0.001 par value: 75,000,000 shares authorized; 6,000,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

     Legal and Professional Fees                 $3,500
     Accounting and auditing                      2,800
     Transfer Agent fees                            700
     Printing of Prospectus                         100
                                                 ------
        TOTAL                                    $7,100
                                                 ======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On September 28, 2006 the Company issued a total of 2,500,000 shares of common stock to Mr. Mulholland for cash at $0.002 per share for a total of $5,000.

On May 30, 2007 the Company issued him an additional 3,500,000 shares of common stock for cash at $0.002 per share for a total of $7,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

     Exhibit
     Number                 Description
     ------                 -----------

       3.1          Articles of Incorporation
       3.2          Bylaws
       5            Opinion re: Legality
      23.1          Consent of Independent Auditor for 8/31/07 audit
      23.2          Consent of Independent Auditor for 11/30/07 review
      23.3          Consent of Counsel (See Exhibit 5)
      99            Subscription Agreement

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the

     Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bophut, Koh Samui, Suratthani, Thailand 84320 on February 4, 2008.

                                     Sanook Enterprises, Inc., Registrant


                                     By: /s/ Robin Mulholland
                                         ---------------------------------------
                                         Robin Mulholland, President, Secretary,
                                         Treasurer, Chief Executive Officer,
                                         Chief Financial Officer,
                                         Principal Accounting Officer and
                                         Sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Robin Mulholland           Chief Executive Officer          February 4, 2008
----------------------------   -----------------------          ----------------
Robin Mulholland                        Title                         Date


/s/ Robin Mulholland           Chief Financial Officer          February 4, 2008
----------------------------   -----------------------          ----------------
Robin Mulholland                        Title                         Date


/s/ Robin Mulholland           Principal Accounting Officer     February 4, 2008
----------------------------   ----------------------------     ----------------
Robin Mulholland                        Title                         Date